(Letterhead)
CARILLON
INVESTMENT TRUST
P.O. Box 5304
Cincinnati, Ohio 45201

(513) 595-2600

September 15, 1995

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Dear Sir or Madam:

At a meeting held today, the Board of Trustees of Carillon Investment Trust approved the engagement of Deloitte & Touche LLP as the independent auditors for the Carillon Capital Fund for the year ending October 31, 1995, to replace the firm of Price Waterhouse LLP who resigned as auditors of the Funds effective September 15, 1995. The Audit Committee of the Board of Trustees recommended the change in auditors on September 15, 1995.

The reports of Price Waterhouse LLP on the Fund's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Fund's financial statements for each of the past two years ended and in the subsequent interim period, there were no disagreements with Price Waterhouse LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference to such matters in their reports.

The Fund has requested Price Waterhouse LLP to furnish a letter addressed to the commission stating whether it agrees with the above statements.

Sincerely,

/s/ Thomas G. Knipper

Thomas G. Knipper
Controller



















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(Letterhead)
Price Waterhouse LLP
2200 Chemed Center             Telephone 513 621 1900
255 East Fifth Street          Facsimile 513 723 4777
Cincinnati, OH  45202-4798


September 18, 1995

Mr. George Clucas
President
The Carillon Funds
1876 Waycross Road
Cincinnati, Ohio 45240

Dear Mr. Clucas:

This is to confirm that the client-auditor relationship between the Carillon Investment Trust (Commission File Number 33-16665) and Price Waterhouse has ceased.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP

cc:  Chief Accountant
     SECPS Letter File, Mail Stop 9-5
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

bcc: A. Tollefson
     e. Cameron